SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              November 11, 1996
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             (Date of Report[Date of earliest event reported])



                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
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          (Exact name of registrant as specified in its charter)




             Delaware             0-10180             13-2857434
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          (State or other       (Commission        (I.R.S. Employer
          jurisdiction of       File Number)      Identification No.)
                               incorporation)



           One Computer Associates Plaza, Islandia, NY 11788-7000
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          (Address of principal executive office)      (Zip Code)


                           (516) 342-5224
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               (Registrant s telephone, including area code)


                           Not Applicable
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       (Former name or former address, if changed since last report)

Item 2  Acquisition of Disposition of Assets
        ------------------------------------

        (a) On October 11, 1996, Computer Associates International, Inc. (the Registrant), through a wholly owned subsidiary, Tse-Tsehese-Staestse, Inc. (Merger Subsidiary), commenced a tender offer for all of the issued and outstanding shares of Cheyenne Software, Inc. (Cheyenne) common stock at a price of $30.50 per share in cash. The purchase price was determined through a series of arms length negotiations between officers and representatives of the Registrant and Cheyenne s representatives and Board of Directors. The offer was made pursuant to a definitive Agreement and Plan of Merger dated as of October 7, 1996 (the Agreement) among the Registrant, the Merger Subsidiary and Cheyenne. On November 11, 1996, the Registrant through the Merger Subsidiary accepted for payment approximately 37.3 million shares of Cheyenne outstanding common stock validly tendered in the offer representing approximately 98% of the then outstanding shares.

        Cheyenne is engaged in the development, sale, and support of software products for use in desktop and networked personal computer environments, including local area network and wide area network applications, Cheyenne s products provide storage management, security, and communication solutions for desktops and distributed enterprise networks. The storage management, security, and communication products include backup and disaster recovery capabilities, virus detection, purging utilities and facsimile transmission. Cheyenne s assets consist of cash, receivables, property and equipment, purchased software products and other tangible and intangible assets. Cheyenne s liabilities consist primarily of trade payables and normal accruals.
The purchase price and associated charges will be allocated among the identifiable tangible and intangible assets of Cheyenne based on their fair market value at the acquisition date under the purchase method of accounting for business combinations. The cost of purchased research and development for that portion of the acquired technology that has not reached the working model stage and has no alternative future use will be written off against the Registrant s earnings in its third fiscal quarter ending December 31, 1996. The after tax charge against earnings will be $598 million.

The pending merger of the Merger Subsidiary and Cheyenne will become effective as soon as practicable after the satisfaction of the conditions set forth in, and subject to the terms of, the Agreement, but in no event earlier then November 30, 1996. Once the pending merger becomes effective, Cheyenne will become a wholly owned subsidiary of the Registrant.

The total funds needed to consummate the offer and the merger is approximately $1.2 billion. The Registrant has obtained and will continue to obtain such funds from the Registrant s general corporate funds and drawings under the Registrant s existing $2 billion Credit Facility.

        (b) Cheyenne utilized its assets in its computer software business, and the Registrant intends to continue such use in its own software business.

Item 7. Financial Statements, Pro Forma Financial Information
        and Exhibits.
        -----------------------------------------------------

        (a) Financial statements of  business acquired.

The required financial statements of Cheyenne were previously reported in Cheyenne s Annual Report on Form 10-K for the year ended June 30, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and are incorporated herein by reference.

        (b) Pro forma financial information.

The following unaudited pro forma combined condensed balance sheet as of September 30, 1996, and the unaudited pro forma combined condensed income statements for the year ended March 31, 1996 and the six months ended September 30, 1996, give effect to the merger of Cheyenne as if it had occurred on March 31, 1996 for purposes of the balance sheets and as of April 1, 1995 and April 1, 1996, respectively, for purposes of the income statements. The unaudited pro forma information is based on the historical financial statements of the Registrant and Cheyenne giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The Registrant has a fiscal year end of March 31 while Cheyenne has a fiscal year end of June 30. As a result, the operations for the year ended March 31, 1996 for the Registrant have been combined with the twelve months ended March 31, 1996 for Cheyenne. Cheyenne s financial statements for and as of the twelve month period were derived by combining Cheyenne s financial statements for and as of the nine months ended March 31, 1996 with its financial statements for and as of the three months ended June 30, 1996.

The charge of $598 million resulting from purchased research and development costs has been reflected in stockholders equity in the pro forma consolidated condensed balance sheet at September 30, 1996. This same charge has been excluded from the pro forma consolidated condensed income statements for the year ended March 31, 1996 and the six months ended September 30, 1996 consistent with Rule 11-02 of Regulation S-X.

The unaudited pro forma statements have been prepared by the Registrant s management based upon the financial information of the Registrant and Cheyenne. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during these periods or which may be reported in the future. These unaudited pro forma financial statements should be read in conjunction with the separate notes to unaudited financial statements and related notes thereto of the Registrant and Cheyenne.


               Pro Forma Condensed Combined Balance Sheets
                      of the Registrant and Cheyenne
                           As of September 1996
                                (Unaudited)

                           (Amounts in Thousands)


                       Historical   Historical    Pro Forma   Pro Forma
                       Registrant  Cheyenne (a)  Adjustments   Results
                       ----------  ------------  -----------  ---------
ASSETS:
Cash and Cash
 Equivalents           $  116,548   $   28,487                $  145,035
Marketable Securities      84,735       22,764                   107,499
Trade and installment
 accounts receivable
 - net                  1,129,153       46,927                 1,176,080
Investment and other
 current assets            62,754       12,182                    74,936
                       ----------   ----------                ----------
  TOTAL CURRENT ASSETS  1,393,190      110,360                 1,503,550

INSTALLMENT ACCOUNTS
 RECEIVABLE, due after
  one year - net        2,041,524                              2,041,524

PROPERTY AND EQUIPMENT
 - net                    421,476       28,898                   450,374

PURCHASED SOFTWARE
 PRODUCTS - net           440,417        3,801   $  112,100(b)   556,318

EXCESS OF COST OVER NET
 ASSETS ACQUIRED - net    767,395        1,367      415,893(b) 1,184,655

OTHER ASSETS               78,116       31,603                   109,719
                       ----------   ----------   ----------   ----------
  TOTAL ASSETS         $5,142,118   $  176,029   $  527,993   $5,846,140
                       ==========   ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS
 EQUITY:

LOANS PAYABLE - BANKS  $  495,000                             $  495,000
OTHER CURRENT
 LIABILITIES              999,250   $   24,885   $   40,900(c) 1,065,035
LONG TERM DEBT AND
 OTHER                    740,506        3,581    1,189,500(d) 1,933,587
DEFERRED INCOME TAXES     793,655          556       42,600(b)   836,811
DEFERRED MAINTENANCE
 REVENUE                  300,776                                300,776
STOCKHOLDERS EQUITY     1,812,931      147,007    (745,007)(b) 1,214,931
                       ----------   ----------   ----------   ----------
  TOTAL LIABILITIES AND
  STOCKHOLDERS EQUITY  $5,142,118   $  176,029   $  527,993   $5,846,140
                       ==========   ==========   ==========   ==========

See Notes to Pro Forma Condensed Combined Financial Statements.



                   Pro Forma Condensed Combined Balance Sheets
                           of the Registrant and Cheyenne
                           For the year ended March 1996
                                    (Unaudited)

                    (In thousands, except per share amounts)

                      Historical   Historical    Pro Forma   Pro Forma
                      Registrant  Cheyenne (a) Adjustments(i) Results
                      ----------  ------------  -----------  ---------
Product revenue and
 other related income $2,775,261  $  165,955                $2,941,216
Maintenance fees         729,368                               729,368
                      ----------  ----------                ----------
  TOTAL REVENUE        3,504,629     165,955                 3,670,584
                      ----------  ----------                ----------
Costs and Expenses:
Selling, marketing
 and administrative    1,367,301      81,250                 1,448,551
Product development      285,404      23,222                   308,626
Commissions and
 royalties               174,116       9,003                   183,119
Depreciation and
 amortization            404,326       8,019   $   66,443(e)   478,788
Interest expense
 (income), net            70,813      (3,111)      83,265(f)   150,967
Purchased research
 and development       1,303,280       4,199                 1,307,479
                      ----------  ----------   ----------   ----------
  TOTAL COSTS
  AND EXPENSES         3,605,240     122,582      149,708    3,877,530
                      ----------  ----------   ----------   ----------
(Loss) income before
 taxes                  (100,611)     43,373     (149,708)    (206,946)

Income tax (benefit)
 expense                 (44,257)     14,573      (48,987)(g)  (78,671)
                      ----------  ----------   ----------   ----------
  NET (LOSS) INCOME   $  (56,354) $   28,800   $ (100,721)  $ (128,275)
                      ==========  ==========   ==========   ==========
  NET (LOSS) INCOME
  PER SHARE           $    (0.16) $     0.74                $    (0.35)
                      ==========  ==========                ==========
  SHARES USED IN
  COMPUTATION            362,268      38,931                   362,268
                      ==========  ==========                ==========

See Notes to Pro Forma Condensed Combined Financial Statements.



                Pro Forma Condensed Combined Balance Sheets
                       of the Registrant and Cheyenne
                  For the six months ended September 1996
                                (Unaudited)

                  (In thousands, except per share amounts)


                      Historical   Historical    Pro Forma   Pro Forma
                      Registrant  Cheyenne (a) Adjustments(i) Results
                      ----------  ------------  -----------  ---------
Product revenue and
 other related income $1,403,461  $  101,415                $1,504,876
Maintenance fees         378,762                               378,762
                      ----------  ----------                ----------
  TOTAL REVENUE        1,782,223     101,415                 1,883,638
                      ----------  ----------                ----------
Costs and Expenses:
Selling, marketing
 and administrative      725,286      50,171                   775,457
Product development      150,721      14,437                   165,158
Commissions and
 royalties                91,547       6,251                    97,798
Depreciation and
 amortization            225,900       5,481   $   33,222(h)   264,603
Interest expense
 (income), net            44,017        (960)      41,633(f)    84,690
Purchased research
 and development                      13,134                    13,134
                      ----------  ----------   ----------   ----------
  TOTAL COSTS
  AND EXPENSES         1,237,471      88,514       74,855    1,400,840
                      ----------  ----------   ----------   ----------
Income (loss) before
 taxes                   544,752      12,901      (74,855)     482,798

Income tax expense
 (benefit)               201,558       3,858      (24,494)(g)  180,922
                      ----------  ----------   ----------   ----------
  NET INCOME (LOSS)   $  343,194  $    9,043   $  (50,361)  $  301,876
                      ==========  ==========   ==========   ==========

  NET INCOME PER
  SHARE               $     0.90  $     0.23                $     0.80
                      ==========  ==========                ==========

  SHARES USED IN
  COMPUTATION            379,421      38,679                   379,421
                      ==========  ==========                ==========

See Notes to Pro Forma Condensed Combined Financial Statements.


                 Computer Associates International, Inc.
         Notes to Pro Forma Condensed Combined Financial Statements


(a) Certain reclassifications were made to conform to the Registrant s headings.

(b) Estimated valuation adjustments of Cheyenne assets and liabilities resulting from the preliminary allocation of the purchase price, elimination of stockholders equity and the $598 million after tax charge taken at time of acquisition for purchased research and development costs. See (i) below for additional information.

(c) Accrued expenses associated with preliminary cost estimates, including costs associated with the change of control, termination of leases, and other reserves.

(d) Represents borrowings used to finance the acquisition of Cheyenne common stock.

(e) Additional amortization of purchased software ($45 million) and goodwill ($21 million) resulting from the acquisition of Cheyenne assuming it had taken place on April 1, 1995. Amortization of purchased software was based on 4-year life. Goodwill is amortized on a 20-year basis.

(f) Interest expense associated with purchase consideration assuming 7% per annum.

(g) Income tax benefit relates to tax deductible interest and amortization of purchased software.

(h) Additional amortization of purchased software ($23 million) and goodwill ($10 million) resulting from the acquisition of Cheyenne assuming it had taken place on April 1, 1996. Amortization of purchased software was based on 4-year life. Goodwill is amortized on a 20-year basis.

(i) The income statement presentation excludes the effect of the $598 million after tax charge to operations taken at time of acquisition for purchased research and development costs related to acquired technology that has not reached the working model stage and has no alternative future use.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Computer Associates International, Inc.

                                     (Registrant)

                     By:/s/ Peter Schwartz
                        ---------------------------------
                        Peter Schwartz
                        Sr. Vice President and Chief Financial Officer


Date: November 22, 1996